MULTIPLE ADVANCE PROMISSORY NOTE
                        --------------------------------

                                                                January 14, 2004



     FOR VALUE RECEIVED, the undersigned, (the "Maker") promises to pay, subject to the terms and conditions of a Loan and Security Agreement between Maker and FinanzInvest, Ltd., a Bermuda Company ("FIL" or "Holder") (the "Agreement'), to the order of FIL at its office located at 25 Church Street, Hamilton, HM12, Bermuda, or at such other place as the Holder hereof may from time to time designate in writing, the principal sum of up to Two Million Six Hundred Thousand Dollars ($2,600,000.00). (the "Note"). The unpaid principal balance of this obligation at any time shall be the total amount advanced hereunder by the Holder hereof (if any), less the amount of payments made hereon by or for the undersigned. Maker understands and agrees that pursuant to the Agreement and this Note, Holder has no obligation to distribute any amounts to Maker.

     Interest shall be charged on the unpaid principal balance from the date hereof (and computed on the basis of a 12-month, 360 day year) at a rate equal to the LIBOR rate (as is calculated from the British Banking Association's existing rate on the last day of the previous month from which such interest is due), plus four (4%) per cent. (the "Note Rate") In the event such LIBOR rate is from time to time hereinafter changed, the above rate of interest shall correspondingly be adjusted as of the effective date of the LIBOR rate change.

     For the first twenty four (24) months following any initial advance hereunder, interest only shall be payable on the first day of every month. For the remainder of the Term of the Agreement, Borrower shall pay both principal and interest until all principal and interest hereunder has been fully paid. At FIL's option, any and all interest or principal payments shall be debited from any installment under the Note. The first interest payment shall include all interest accrued to the date thereof. All obligations hereunder (including principal, interest, costs and fees) not discharged when due or upon demand for payment shall bear interest, until paid in full, at a per annum rate equal to four percent (4%) per annum higher than the Note Rate.

     At the option of the Holder, the Holder may demand payment of all obligations hereunder, all of which shall be deemed to have become immediately due and payable, without presentment for payment, diligence, grace, exhibition of this Note, protest, further demand or notice of any kind, all of which are hereby expressly waived, upon the occurrence of any of the following events: (i) any sum owing hereunder is not paid as agreed; (ii) the undersigned defaults in the payment of any sum or in the event of a breach in any representation, warranty or covenant by the undersigned as set forth in the Loan and Security Agreement dated January 14, 2004, executed by the undersigned and FIL or any Rider or Amendment thereof, as the same may be amended, modified or extended from time to time (the "Agreements"); (iii) the undersigned defaults in the payment of any sum or breaches any representation, warranty or covenant under any other financing agreement now or hereafter executed between the undersigned and FIL; or (iv) the holder in good faith believes that there is a material impairment of the prospect of repayment of its obligations or that there is a material impairment of the value or priority of FIL's security interest.



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






     No provision of this Note or any other aspect of the transaction of which this Note is a part is intended to or shall require or permit the Holder, directly or indirectly, to take, receive, contract for or reserve, in money, goods or things in action or in any other way, any interest (including amounts deemed by law to be interest, such amounts to then be deemed to be an addition to the rate of interest agreed upon) in excess of the maximum rate of interest permitted by law in New Jersey as of the date hereof. If any such excess shall nevertheless be provided for, or be adjudicated by a court of competent jurisdiction to be provided for, the undersigned shall not be obligated to pay such excess but, if paid, then such excess shall be remitted to the undersigned. In the event any amount determined to be excessive interest is applied against the unpaid principal balance of this Note, and thereafter the rate of interest accruing under this Note is less than the rate permitted by law, this Note shall thereafter accrue interest at such highest lawful rate until such time as the amount accrued at the interest rate differential equals the amount of excessive interest previously applied against principal.

     The undersigned hereby agrees: (a) to any and all extensions and renewals hereof, from time to time, without notice, and that no such extension or renewal shall constitute or be deemed a release of any obligation of any of the undersigned to the holder hereof; (b) that the acceptance by the holder hereof of any performance which does not comply strictly with the terms hereof shall not be deemed to be a waiver or bar of any right of said holder, nor a release of any obligation of any of the undersigned to the holder hereof; (c) to offsets of any sums or property owed to them or any of them by the holder hereof any time; (d) to pay the holder hereof upon demand any and all costs, expenses and fees in enforcing payment hereof, including reasonable attorneys' fees, incurred before, after or irrespective of whether suit is commenced, and, in the event suit is brought to enforce payment hereof, such costs, expenses and fees and all other issues in such suit shall be determined by a court sitting without a jury;
(e) that this Note shall be governed by the laws of New Jersey.

     The undersigned represents and warrants that the indebtedness represented by this Note is for commercial or business purposes.

     This Note is and shall be secured by a security interest granted or to be granted by the undersigned to FIL in certain assets of the undersigned as set forth in the Agreements or pursuant to any other agreement now or hereafter executed between the undersigned and FIL.


Dated:   January 14, 2004                   T&G2, Inc.
                                            ----------


                                            By:  /s/ James M. Farinella
                                               ---------------------------------
                                                   James M. Farinella

                                            Its:   President and CEO











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STATE OF NEW JERSEY     )

County of Somerset      )


     On this 14th day of January, 2004, before me, personally appeared James M. Farinella, known to me or satisfactorily proven to me to be the person whose name is subscribed to the within instrument and acknowledged that the same was executed for the purposes therein contained.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal.


                                              /s/ Wolfgang Heimerl
                                            ------------------------------------
                                            Wolfgang Heimerl, Esq.
                                            An Attorney-At-Law of the
                                            State of New Jersey





































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